Filed Pursuant to Rule 424(b)(3)
Registration No. 333-222231

NUVEEN GLOBAL CITIES REIT, INC.

SUPPLEMENT NO. 3 DATED JUNE 18, 2018

TO THE PROSPECTUS DATED APRIL 16, 2018

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of Nuveen Global Cities REIT, Inc., dated April 16, 2018 (the “Prospectus”), Supplement No. 1 dated April 26, 2018 and Supplement No. 2 dated May 16, 2018. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to disclose the transaction price for each class of our common stock as of July 1, 2018;

•	to disclose the calculation of our May 31, 2018 net asset value (“NAV”) per share for each class of our common stock;

•	to update the “Experts” section of the Prospectus;

•	to disclose our acquisition of the Defoor Hills property;

•	to disclose the purchase of additional Class N shares by TIAA; and

•	to include a revised Form of Subscription Agreement.

July 1, 2018 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of July 1, 2018 (and repurchases as of June 30, 2018) is as follows:

Transaction Price (per share)
Class T	$10.16
Class S	$10.16
Class D	$10.16
Class I	$10.16

The transaction price for our Class I shares is equal to such class’s NAV per share as of May 31, 2018. A detailed presentation of the NAV per share is set forth below.

As of May 31, 2018, we had not sold any Class T, Class S or Class D shares. The transaction price for our Class T, Class S or Class D shares is based on our aggregate NAV per share as of May 31, 2018. There were no stockholder servicing fees for the month of May 2018.

The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

May 31, 2018 NAV Per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.nuveenglobalreit.com. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for information on how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. As of May 31, 2018, our properties have been appraised in accordance with our valuation guidelines and such appraisals were reviewed by our independent valuation advisor.

VGN-NREIT 0618P

The following tables provide a breakdown of the major components of our NAV as of May 31, 2018 ($ and shares in thousands):

May 31, 2018
Components of NAV
Investment in real property	$123,622
Investment in real estate-related assets	21,076
Cash and cash equivalents	59,192
Other assets	2,955
Debt obligations	—
Other liabilities	2,490
Stockholder servicing fees payable the following month (1)	—

Net Asset Value	$204,355

Number of outstanding shares	20,059

(1)	Stockholder servicing fees only apply to Class S, Class T and Class D shares.

The following table provides a breakdown of our total NAV and NAV per share by share class as of May 31, 2018 ($ and shares in thousands, except per share data):

NAV Per Share	Class N Shares	Class I Shares	Total
Net asset value	$203,755	$600	$204,355
Number of outstanding shares	20,000	59	20,059

NAV Per Share As of May 31, 2018	10.19	10.16

As of May 31, 2018, we have not sold any Class T, Class S or Class D shares. We will disclose the NAV per share for each outstanding class of common stock in future periods once shares of such class are outstanding.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the May 31, 2018 valuations, based on property types. Once we own more than one multifamily, office and retail property, we will include the key assumptions for this property type.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	7.2%	6.3%

These assumptions are determined by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values
Discount Rate	0.25% decrease	+1.9%
(weighted average)	0.25% increase	(1.8%)
Exit Capitalization Rate	0.25% decrease	+2.6%
(weighted average)	0.25% increase	(2.2%)

Experts

The following disclosure is added to the “Experts” section of our prospectus.

The amount of the estimated market values of our real properties as of May 31, 2018 presented on page 2 of this Supplement under the section “May 31, 2018 NAV Per Share” has been reviewed by RERC, LLC, an independent valuation firm, and is included in this Supplement given the authority of such firm as experts in property valuations and appraisals. RERC, LLC will not calculate or be responsible for our NAV per share for any class of our shares.

Acquisition of the Defoor Hills Property

On June 15, 2018, we acquired 2282 and 2300 Defoor Hills (“Defoor Hills”) from an unaffiliated third party for approximately $33.8 million, including purchase price credits and transaction costs. Built in 1970 and redeveloped in 2017, Defoor Hills is a 90,820 square foot adaptive reuse/creative office property. At the time of acquisition, Defoor Hills was 100% leased to three tenants with a weighted average remaining lease term of 11 years at a weighted average rent of $21.52 per square foot per year.

As of June 15, 2018, one tenant of Defoor Hills occupied 10% or more of the rentable square footage. The tenant is a multinational company which is a leader in the design, manufacture and supply of premium branded, high quality water flow and control production and solutions for the plumbing industry, leases 88% of the total gross leasable area of the property. The lease, which expires in March 2030, requires this tenant to pay base annual rent of approximately $21.50 per square foot on a monthly basis, provides for an annual 2.75% base rent increase and has the option for two five-year renewal options.

Defoor Hills is located in the West Midtown submarket of Atlanta, Georgia. The submarket is comprised of 712,000 square feet of office, representing 0.50% of Atlanta’s office inventory. Per CBRE Econometric Advisors, the West Midtown office market is 93% occupied. The submarket features 15,000 apartments, which contributes to the live/work environment of West Midtown. Defoor Hills is located within close driving proximity to over 50 restaurants, 7 breweries, over 15 entertainment venues and over 200 retailers. Additionally, Defoor Hills is approximately four miles from the Georgia Institute of Technology (Georgia Tech) and the Savannah College of Art & Design.

The table below sets forth certain historical information with respect to the occupancy rate of Defoor Hills, expressed as a percentage of total gross leasable area, and the average effective annual base rent per leased square foot.

As of December 31,	Weighted Average Occupancy	Average Effective Annual Base Rent per Leased Square Foot(1)
2014	N/A		N/A
2015	N/A		N/A
2016	N/A		N/A
2017	5%	$	20.15
2018	100		21.52

(1)	Average effective annual base rent per leased square foot is determined from the annualized June base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent and above-below market lease amortization.

The following table sets forth certain information as of June 15, 2018 with respect to the expiration of leases currently in place at Defoor Hills through December 31, 2030.

Year	Number of Leases Expiring	Approximate Gross Leasable Area of Expiring Leases (Square Footage)	% of Total Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($ in Thousands)(1)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2018	0	0	0%	$0	0%
2019	0	0	0	0	0
2020	0	0	0	0	0
2021	0	0	0	0	0
2022	0	0	0	0	0
2023	1	4,170	4.6	86.4	4.4
2024	0	0	0	0	0
2025	0	0	0	0	0
2026	1	6,388	7.0	142.1	7.3
2027	0	0	0	0	0
2028	0	0	0	0	0
2029	0	0	0	0	0
2030	1	80,262	88.4	1,725.6	88.3

(1)	Amounts are calculated based on the June 2018 base rent for leases in place on June 15, 2018. Such amounts exclude tenant recoveries, straight-line rent and above-below market lease amortization.

Purchase of Class N shares by TIAA

On June 1, 2018, Teachers Insurance and Annuity Association of America (“TIAA”), through its wholly-owned subsidiary, purchased 2,465,483 shares of our Class N common stock at the per share purchase price of $10.14, for an aggregate purchase price of $25,000,000. As of the date hereof, TIAA has purchased an aggregate of $225,000,000 in our Class N common stock as part of TIAA’s commitment to purchase $300,000,000 in shares of our Class N common stock as described in the Prospectus.

Form of Subscription Agreement

The Form of Subscription Agreement contained in Appendix C to the Prospectus is hereby superseded and replaced with the Form of Subscription Agreement attached to this Supplement as Exhibit A.

Exhibit A

nuveen A TIAA Company Subscription Agreement for Shares of Nuveen Global Cities REIT, Inc. 1. YOUR INVESTMENT Investment Amount: $     Type: Initial Purchase Subsequent Purchase Investment Method By mail Attach a check to this agreement. Make all checks payable to: Nuveen Global Cities REIT, Inc. By wire Name: DST as Agent for Nuveen Global Cities REIT, Inc. | Bank Name: UMB BANK | ABA: 101000695 I DDA: 9872292030 U Broker-dealer/Financial advisor Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted. Share Class Selection (required) Share Class T (minimum initial investment $2,500; minimum additional investment $500) Share Class S (minimum initial investment $2,500; minimum additional investment $500) Share Class D (Minimum initial investment $2,500; minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus’) J Share Class I (Minimum initial investment $1,000,000, unless waived by Nuveen Securities, LLC; Minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus) Indicate whether you or your co-investor are a Nuveen Employee, Officer, Director, or Affiliate, please select one below (required) Not Applicable Li Nuveen Employee Nuveen Officer or Director L Nuveen Affiliate 2. OWNERSHIP TYPE (Select only one) A. Non-Custodial Account Type Brokerage Account Number (If Applicable) Individual Or Joint Tenant With Rights Of Survivorship Corporation (please specify type): S-Corporation C-Corporation Partnership Limited Liability Company Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.) Community Property Tenants In Common Uniform Gift/Transfer To Minors, State of Pension Plan Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached) Other (Section 2 continued on page 2)Page 1 of 14

(Section 2 continued)

nuveen
A TIAA Company

If you are opening any of the account types below, you must complete the Appendix A, Entity Beneficial Ownership Certification, in order for the account to be established:

- Corporation (Copy of the certified articles of incorporation and business license of the corporation must be attached)
- Limited Liability Company
- Partnership (Copy of partnership agreement must be attached)
- Statutory Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)
- Non-Profit, Foundation or Other §501(c)(3) Entity (Copy of the articles of incorporation must be attached)

Check below if exempt from Beneficial Ownership Certification due to:

- ☐ Financial Institution regulated by a federal functional regulator
- ☐ Bank regulated by a state bank regulator
- ☐ Publicly traded corporation, Ticker/Symbol ____________________
- ☐ Retirement plan covered by ERISA
- ☐ Sole Proprietorship
- ☐ Unincorporated Association
- ☐ Governmental entity ____________

B. Third Party Custodial Account Type

Custodian Account Number ____

- ☐ IRA
- ☐ ROTH IRA
- ☐ SEP IRA
- ☐ SIMPLE IRA
- ☐ Other ________________________

Custodian Information (To be completed by Custodian)

Custodian Name ____

Custodian Tax ID # ____

Custodian Phone # ____

Custodian Address ____

City ____________________ State ____________ Zip ____________

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(Section 2 continued)

nuveen
A TIAA Company

C. Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other
(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name

Entity Tax ID #

Date of Trust

Exemptions (See Form W-9 instructions at www.irs.gov)

Exempt payee code (*if any*) Exemption from FATCA reporting code (if any)

Entity Address

City State Zip

Jurisdiction (if Non-U.S.) *(Attach a completed applicable Form W-8)*

3. INVESTOR INFORMATION

A. Investor Name
(Investor/Trustee/Executor/Authorized Signatory Information)
(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name (MI) Last Name Gender

Social Security Number/Tax ID Date of Birth (MM/DD/YYYY)

Daytime Phone Number

Residential Street Address

City State Zip

Email Address

Mailing Address (if different from above)

City State Zip

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below *(required)*
Country of Citizenship ________________

❑ Resident Alien ❑ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Feb 2014)*

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nuveen
A TIAA Company

B. Co-Investor Name

(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name (MI) Last Name Gender

Social Security Number/Tax ID Date of Birth (MM/DD/YYYY)

Daytime Phone Number

Residential Street Address

City State Zip

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below *(required)*

Country of Citizenship _______________

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Feb 2014)*

C. Transfer on Death Beneficiary Information

(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name (MI) Last Name Gender

Social Security Number/Tax ID Date of Birth (MM/DD/YYYY)

☐ Primary ☐ Secondary Percentage_______________ %

First Name (MI) Last Name Gender

Social Security Number/Tax ID Date of Birth (MM/DD/YYYY)

☐ Primary ☐ Secondary Percentage_______________ %

First Name (MI) Last Name Gender

Social Security Number/Tax ID Date of Birth (MM/DD/YYYY)

☐ Primary ☐ Secondary Percentage_______________ %

First Name (MI) Last Name Gender

Social Security Number/Tax ID Date of Birth (MM/DD/YYYY)

☐ Primary ☐ Secondary Percentage_______________ %

(Section 4 continued on page 5)

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nuveen     A TIAA Company 4. ELECTRONIC DELIVERY FORM (Optional) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Global Cities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. U I consent to electronic delivery Email (If checked and Email is blank, the email provided in Section 3A will be used.) 5. SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTION (Select Only One) IF YOU ARE NOT A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN. If you do not wish to be enrolled in the Distribution Reinvestment Plan, check this box and complete the information below: Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions. IF YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you wish to enroll in the Distribution Reinvestment Plan, check this box: U If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. A. Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) B. Cash/Check Mailed to Third Party/Custodian Name/Entity Name/Financial Institution Mailing Address City State Zip Account Number (Required) (Section 5 continued on page 2) Page 5 of 14

nuveen (Section 5 continued)    A TIAA Company C. Cash/Direct Deposit (Non-Custodial Investors Only.) (Attach a pre-printed voided check) I authorize Nuveen Global Cities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Global Cities REIT, Inc. in writing to cancel it. In the event that Nuveen Global Cities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Financial Institution Name Mailing Address CityStateZip Your Bank’s ABA Routing NumberYour Bank Account Number Please Attach A Pre-Printed Voided Check 6. PARTICIPATING BROKER-DEALER/FINANCIAL ADVISOR OR REGISTERED INVESTMENT ADVISOR (“RIA”) INFORMATION Nuveen Securities, LLC (“Nuveen Securities”) is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Nuveen Securities is your broker of record, then your shares of Nuveen Global Cities REIT, Inc. (the “Shares”) will be held in your name on the books of Nuveen Global Cities REIT, Inc. Nuveen Securities will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary. The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Please note that unless previously agreed to in writing by Nuveen Global Cities REIT, Inc., all sales of securities must be made through a Broker- Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed. The undersigned confirms by its signature, on behalf of the broker-dealer or registered investment adviser (“RIA”), as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus of Nuveen Global Cities REIT, Inc. (a “Prospectus”) and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received front the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the broker-dealer or RIA, as applicable, it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, the financial advisor or RIA will share information with Nuveen Securities and Nuveen Global Cities REIT, Inc. for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares. Upon request by Nuveen Securities at any time, the financial advisor or RIA, as applicable, hereby agrees to (i) furnish a written copy of its AML Program to Nuveen Securities for review, (ii) provide certification to Nuveen Securities that the financial advisor or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with the most recent testing of its AML Program. (Section 6 continued on page 7) Page 6 of 14

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nuveen
A TIAA Company

The undersigned further represents and certifies that the investor has granted said financial advisor or RIA a power of attorney with the authority to execute this subscription agreement on the investor's behalf, including all required representations.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of Nuveen Global Cities REIT, Inc. in the state designated as the investor's legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

☐ Check here if this is a discretionary account.

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City State Zip Code

Branch Number CRD Number

Email Address

Daytime Phone Number

Registered Representative Signature ______________________ Date ______________

Broker-Dealer Signature ______________________ Date ______________

Branch Manager Signature
(If required by Participating Broker-Dealer) ______________________ Date ______________

RIAs complete this section:

☐ Check here if this is a discretionary account.

RIA Firm Name RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City State Zip Code

RIA Branch Number RIA Rep IARD Number

Email Address

Daytime Phone Number

RIA Representative Signature ______________________ Date______________

Manager Signature
(If required by RIA Firm) ______________________ Date______________

Branch Manager Signature
(If required by Participating Broker-Dealer) ______________________ Date______________

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nuveen
A TIAA Company

7. SUBSCRIBER SIGNATURES

Nuveen Global Cities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Nuveen Global Cities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Global Cities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

Note: All Items Must be Read and Initialed

I have received a copy of the Final Prospectus.

Initials ____________ Initials ____________

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

Initials ____________ Initials ____________

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."

Initials ____________ Initials ____________

I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

Initials ____________ Initials ____________

I am purchasing the Shares for my own account.

Initials ____________ Initials ____________

I understand that the transaction price per share at which my investment will be executed will be made available at ***www.nuveenglobalreit.com*** and in a prospectus supplement filed with the SEC, available at ***www.sec.gov***.

Initials ____________ Initials ____________

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I under stand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or through my financial intermediary.

Initials ____________ Initials ____________

If I am NOT a resident of **Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon or Washington**, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.

Initials ____________ Initials ____________

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(Section 7 continued)

nuveen
A TIAA Company

If I am an **Alabama** resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am an **Idaho** resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), my aggregate investment in this offering and in the securities of other public, non-listed direct participation programs does not exceed 10% of my net worth.

Initials ____________ Initials ____________

If I am a **Kansas** resident, my aggregate investment in the securities of Nuveen Global Cities REIT, Inc. and other public, non-listed real estate investment trusts will not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am a **Kentucky** resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates' public, non-listed real estate investment trusts may not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am a **Maine** resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Nuveen Global Cities REIT, Inc. and similar direct participation investments not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am a **Massachusetts** resident, my investment in Nuveen Global Cities REIT, Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am a **Missouri** or **Oregon** resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.

Initials ____________ Initials ____________

If I am a **New Jersey** resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-listed direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

Initials ____________ Initials ____________

If I am a **New Mexico** resident I must limit my investment in Nuveen Global Cities REIT, Inc., its affiliates and other public, non-listed real estate investment trusts to 10% of my net worth.

Initials ____________ Initials ____________

(Section 7 continued on page 10)

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nuveen (Section 7 continued)    A TIAA Company If I am an Ohio resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and in any other public, non-listed real estate investment programs. Initials Initials If I am a North Dakota, Pennsylvania or Tennessee resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my net worth. InitialsInitials If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Initials Initials “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. For purposes of the acknowledgments above, an affiliate of Nuveen Global Cities REIT, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Nuveen Global Cities REIT, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Nuveen Global Cities REIT, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Nuveen Global Cities REIT, Inc., including any partnership in which Nuveen Global Cities REIT, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Nuveen Global Cities REIT, Inc. If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Global Cities REIT, Inc., then Nuveen Securities, LLC may be deemed to be acting as your broker of record in connection with any investment in Nuveen Global Cities REIT, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Nuveen Global Cities REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/ Financial Advisor of record at any time by contacting Nuveen Global Cities REIT, Inc. at the number indicated below. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: 1)The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2)1 am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3)I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4)The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. (Section 7 continued on page 11)Page 10 of 14

nuveen (Section 7 continued)    A TIAA Company Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Date Signature of Co-Investor or Custodian (If applicable)Date (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) 8. MISCELLANEOUS If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Nuveen Global Cities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Nuveen Global Cities REIT, Inc. and the Broker-Dealer in writing. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Nuveen Global Cities REIT, Inc. Return to: Standard Mail: DST Systems, Inc. | PO 80x219307 | Kansas City, MO 64121-9307 Overnight Mail: DST Systems, Inc | 430 w 7th St., Suite 219307 | Kansas City, MO 64105-1407 Email Delivery: Nuveen.ai@dstsystems.com Fax Delivery: (844) 882-0011 For Questions: Stockholder Services: (833) 688-3368 Page 11 of 14

nuveen
A TIAA Company

APPENDIX A
Entity Beneficial Ownership Certification

To help the government fight financial crime, Federal regulation requires us to obtain, verify, and record information about the "Beneficial Owners" of business applicants. Businesses can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e. the beneficial owners) helps law enforcement investigate and prosecute these crimes.

As defined by relevant Federal regulation, "Beneficial Owners" are:

(1) an individual with significant responsibility for managing the business (for example, a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and

(2) individuals that directly or indirectly own 25% or more of the business.

For purposes of completing this application, the individual who satisfies (1) above is the "Control Person" and the individuals, if any, who satisfy (2) above are the "Beneficial Equity Owners".

The number of individuals that satisfy the government's definition of "Beneficial Owner" may vary. Under Section II, depending on the factual circumstances, up to four Beneficial Equity Owners (but as few as zero) may need to be identified. Regardless of the number of Beneficial Equity Owners identified under Section II, you must provide the identifying information of one Control Person under Section I. It is possible that in some circumstances the same individual might be identified under both sections (for example, the President of Acme, Inc. who also holds a 30% equity interest). Therefore, to complete this Appendix A, you must provide the identifying information of at least one individual under Section I, and up to five individuals in total (that is, one Control Person under Section I and up to four Beneficial Equity Owners that directly or indirectly own 25% or more of the business under Section II).

I. CONTROL PERSON INFORMATION

Control Person Name

Title Date of Birth

Social Security Number/TIN Business Phone

Physical Address (No P.O. boxes)

City State Zip

Is the Control Person also a Beneficial Equity Owner who directly or indirectly owns 25% or more of the business:
❑ Yes ❑ No

Citizenship Information | The Control Person is a:

❑ U.S. citizen

❑ U.S. Resident Alien

Country and Passport No.[1] (*Include Copy*)

❑ Non-Resident Alien

Country and Passport No.[1] (*Include Copy*)

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nuveen
A TIAA Company

II. BENEFICIAL EQUITY OWNER(S) INFORMATION

Are there any other Beneficial Equity Owners who directly or indirectly own 25% or more of the business who you did not previously identify in Section I (Control Person Information):

☐ Yes ☐ No (If yes, please provide the following information for each such Beneficial Equity Owner)

Note: Not-for profit applicants do not need to identify any Beneficial Equity Owners below.

1. Beneficial Equity Owner Name ______ Date of Birth ______

Social Security Number/TIN ______ Business Phone ______

Physical Address (No P.O. boxes) ______

City ______ State ______ Zip ______

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country ______ and Passport No.[1] (*Include Copy*) ______

☐ Non-Resident Alien

Country ______ and Passport No.[1] (*Include Copy*) ______

2. Beneficial Equity Owner Name ______ Date of Birth ______

Social Security Number/TIN ______ Business Phone ______

Physical Address (No P.O. boxes) ______

City ______ State ______ Zip ______

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country ______ and Passport No.[1] (*Include Copy*) ______

☐ Non-Resident Alien

Country ______ and Passport No.[1] (*Include Copy*) ______

3. Beneficial Equity Owner Name ______ Date of Birth ______

Social Security Number/TIN ______ Business Phone ______

Physical Address (No P.O. boxes) ______

City ______ State ______ Zip ______

Citizenship Information | Beneficial Equity Owner is a:

☐ U.S. Citizen

☐ U.S. Resident Alien

Country ______ and Passport No.[1] (*Include Copy*) ______

☐ Non-Resident Alien

Country ______ and Passport No.[1] (*Include Copy*) ______

(Section II continued on page 14)

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(Section II continued)

nuveen
A TIAA Company

4. Beneficial Equity Owner Name Date of Birth

Social Security Number/TIN Business Phone

Physical Address (No P.O. boxes)

City State Zip

Citizenship Information | Beneficial Equity Owner is a:

- ❑ U.S. Citizen
- ❑ U.S. Resident Alien

Country and Passport No.[1] *(Include Copy)*

- ❑ Non-Resident Alien

Country and Passport No.[1] *(Include Copy)*

III. CERTIFICATION SIGNATURE

I hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature Date

Name and Title

[1] For foreign persons without a (SSN/ITIN), attach a copy of your passport and provide the Passport Number and Country of Issuance. In lieu of a passport, foreign persons may also provide a U.S. government-issued Alien ID or other foreign government-issued documents evidencing nationality or residence bearing a photograph or similar safeguard.

VGN-GCRSUB-0618P

Reset Form

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